Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended September 30, 2021

November 2, 2021

NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended September 30, 2021.

THIRD QUARTER 2021 ACTIVITY

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GAAP net income attributable to common stockholders was $26.0 million, net income per diluted common share was $0.32 based on a diluted weighted average share count of 82.0 million common shares, and book value per common share on September 30, 2021 was $16.15.

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Declared on September 13, 2021 a dividend of $0.24 per common share, an increase of $0.04 per common share or 20.0% from the second quarter of 2021, which was paid on October 22, 2021 to stockholders of record as of September 29, 2021.  Paid on September 30, 2021, to stockholders of record as of September 20, 2021, the first dividend on the Company’s 6.25% Series C Cumulative Redeemable Preferred Stock of $3.7 million, covering the period from issuance to, but excluding, September 30, 2021.

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Closed seven new loans with total commitments of $482.9 million, an aggregate initial unpaid principal balance of $433.6 million, a weighted average credit spread of 3.53%, a weighted average LIBOR floor of 0.15% and a weighted average loan-to-value ratio of 72.9%.

∎	Net interest margin was $39.0 million during the three months ending September 30, 2021, compared to $39.9 million for the preceding quarter, or a decrease of $0.9 million.
∎	Funded $37.3 million of future funding obligations associated with existing loans.
∎	Received loan repayments of $460.4 million, including three full loan repayments totaling $418.1 million.
∎	Weighted average risk rating of the Company’s loan portfolio remains unchanged from the preceding quarter at 3.1 as of September 30, 2021.
∎	Reduced CECL reserve by $0.3 million to $55.0 million at quarter-end, or 103 basis points of total loan commitments, down from $55.3 million or 104 basis points at June 30, 2021.
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Transferred one performing hotel loan from loans held for investment to loans held for sale on our consolidated balance sheet. Entered into a purchase and sale agreement to sell the first mortgage loan for par, less transaction costs.

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Ended the quarter with $323.6 million of total liquidity comprised of: cash and cash equivalents of $269.3 million, of which $254.3 million was available for investment, net of $15.0 million held to satisfy the liquidity covenant under the Company’s secured credit agreements; undrawn capacity (liquidity available to the Company without the need to pledge additional collateral) under secured borrowing arrangements of $47.4 million (of which $0.8 million was immediately available); and $6.9 million of reinvestment capacity in the Company’s CLOs available for investment in eligible collateral. Additionally, the Company held unencumbered loan assets with an aggregate unpaid principal balance of $154.2 million as of September 30, 2021.

∎	Non-mark-to-market debt represented 77.8% of total loan portfolio borrowings at September 30, 2021.
∎	Benefited from weighted average LIBOR floors in the loan portfolio of 1.33%, or approximately 125 basis points higher than one-month LIBOR as of September 30, 2021.

SUBSEQUENT EVENTS

∎	Closed or are in the process of closing eight first mortgage loans with total commitments of $539.2 million and initial fundings of $465.3 million.
∎	Received repayments in full of $257.1 million relating to one multifamily loan and two mixed-use loans.
∎	Sold one performing hotel loan at par, less transaction costs, that was held for sale at quarter end.

Matt Coleman, President of TRTX, said: “Strong portfolio performance led to steady growth in Distributable Earnings, enabling us to increase our dividend this quarter. Our $1.8 billion of originations year-to-date and robust pipeline further reinforce the strength of our business and our team, including the benefits of the global TPG platform, and position us for continued earnings growth for the balance of the year and beyond.”

The Company issued a supplemental presentation detailing its third quarter 2021 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, November 3, 2021. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, November 3, 2021 through 11:59 p.m. ET on Wednesday, November 17, 2021. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13723749. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as the novel coronavirus (“COVID-19”) and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the continuing impact of COVID-19 and its variants on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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